SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 23, 2002

                                 GAMESTOP CORP.
             (Exact name of Registrant as Specified in its Charter)

                                    Delaware
                 (State or other Jurisdiction of Incorporation)

         1-31228                                       75-2951347
 ----------------------                      -------------------------------
(Commission File Number)                    (IRS Employer Identification No.)

  2250 William D. Tate Avenue, Grapevine, Texas         76051
  ---------------------------------------------         -----
  (Address of Principal Executive Offices)            (Zip Code)

       Registrant's Telephone Number, Including Area Code (817) 424-2000

                                 Not Applicable
         (Former Name or Former Address, if Changed Since Last Report )

                     -------------------------------------

Item 5.  Other Events.

     On May 23, 2002, the Registrant announced that the Board of Directors increased the number of its directors from three to six and appointed Stefanie
M. Shern, Edward A. Volkwein and Daniel DeMatteo, the Registrant's President and Chief Operating Officer, to the Board of Directors to fill the newly-created vacancies on the board.

     Mr. Volkwein will be a Class I Director, whose term will expire at the Registrant's annual meeting of stockholders to be held in 2003; Ms. Shern will be a Class II Director, whose term will expire at the Registrant's annual meeting of stockholders to be held in 2004; and Mr. DeMatteo will be a Class III Director, whose term will expire at the Registrant's annual meeting of stockholders to be held in 2005.

     The Board of Directors established an Audit Committee, which Audit Committee shall assist the Board of Directors in fulfilling its responsibilities relating to the Registrant's accounting practices and the quality and integrity of its financial reports and other financial information provided by the Registrant to any governmental body or the public. The Board of Directors appointed Ms. Shern and Mr. Volkwein, the two independent directors of the Registrant, as members of the Audit Committee of the Board of Directors. A third independent director will be appointed to the Board of Directors and the Audit Committee in the near future.

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits.

        Exhibit No.                   Description
        -----------                   -----------
        99.1                          Press Release, dated May 23, 2002

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 GAMESTOP CORP.
                                 (Registrant)

                                 By: /s/ David Carlson
                                    ------------------------
                                         Name:  David Carlson
                                         Title: Executive Vice President
                                                 and Chief Financial Officer

Date:  May 31, 2002